UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Troika Media Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	83-0401552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1715 N. Gower Street Los Angeles, CA	90028
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class be so registered	Name of each exchange on which to each class is to be registered
Common Stock, $.001 par value	The NASDAQ Stock Market LLC
Common Stock Purchase Warrants	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-254889

Securities to be registered pursuant to Section 12(g) of the Act:

_____________________

(Title of class)

_____________________

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter), as applicable.

A description of the Common Stock of Troika Media Group, Inc. is included under “Description of Capital Stock” in the prospectus included in Registration Statement on Form S-1 No. 333-254889.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Pursuant to Rule 12B-32 under the Securities Exchange Act of 1934, as amended, all documents required to be filed with this Form 10 Registration Statement are hereby incorporated by reference to those filed or incorporated by reference to the Registrant’s Registration Statement No. 333-254889.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Troika Media Group, Inc. Date: April 13, 2021

By:	/s/ Robert Machinist
Robert Machinist, Chief Executive Officer

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